Exhibit 5.1

Barrett & McNagny LLP

215 East Berry Street

Fort Wayne, IN  46802

April 24, 2006

Steel Dynamics, Inc.

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN 46804

RE:         Plan Relating to Assumed Stock Options:  Roanoke Electric Steel Corporation Acquisition

Gentlemen:

In connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Steel Dynamics, Inc., an Indiana corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of up to 33,618 shares (the “Shares”) of common stock of the Company, par value $0.01 per share, reserved for issuance under or in connection with the Plan Relating to Assumed Stock Options:  Roanoke Electric Steel Corporation Acquisition (the “Plan”) being registered under such Registration Statement.

In connection with our furnishing of this opinion, we have examined the Amended and Restated Articles of Incorporation of the Company, as currently in effect, the Amended and Restated Bylaws of the Company, as currently in effect, the Registration Statement on Form S-8, the records relating to the organization of the Company and such other documents as we have deemed necessary or appropriate to examine as a basis for the opinions hereinafter expressed, and copies of the Plan, as well as the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.

Based upon that examination, we are of the opinion that:

1.                                       The Company is incorporated and validly existing under the laws of the State of Indiana.

2.                                       The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement on Form S-8 in respect of the Plan and to the use of our name therein.

Very truly yours,

BARRETT & McNAGNY LLP

/s/ Robert S. Walters
Robert S. Walters